Exhibit 3.31

NORTH CAROLINA Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and here to attached to be a true copy of

ARTICLES OF RESTATEMENT

OF

GENERAL PARTS INTERNATIONAL, INC.

the original of which was filed in this office on the 2nd day of January, 2014.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 13th day of April. 2020.
/s/ Elaine F. Marshall
Certification# 107073874-1 Reference# 16113212- Page 1 of 4	Secretary of State
Verify this certificate online at http://www.sosnc.gov/verification

C201400200188	SOSID: 0743187 Date Filed: 1/2/2014 10:01:00 AM Elaine F. Marshall North Carolina Secretary of State C2014 002 00188

ARTICLES OF RESTATEMENT

OF

GENERAL PARTS INTERNATIONAL, INC.

Pursuant to§55-10-07 of the General Statutes of North Carolina, the undersigned corporation hereby submits these Articles of Restatement for the purpose of integrating into one document its original articles of incorporation and all amendments thereto and also for the purpose of amending its articles of incorporation:

1.    The name of the corporation is General Parts International, Inc.

2.    Attached hereto as an exhibit are the amended and restated articles of incorporation, which contain an amendment to the articles of incorporation requiring shareholder approval.

3.    The amended and restated articles of incorporation of the corporation were adopted by its shareholders on the 2nd day of January, 2014, in the manner prescribed by Chapter 55 of the General Statutes of North Carolina.

4.    Each share of the corporation’s stock that is outstanding immediately prior the effective time of these articles of restatement shall be reclassified as one share of the corporation’s common stock.

This, the 2nd day of January, 2014.

GENERAL PARTS INTERNATIONAL, INC.

By: /s/Michael A. Norona

Name: Michael A. Norona

Title: Executive Vice President, Chief Financial Officer and Corporate Secretary

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C201400200188

RESTATED ARTICLES OF INCORPORATION

OF

GENERAL PARTS INTERNATIONAL, INC.

1.	The name of the corporation is: General Parts International, Inc.

2.	The number of shares the corporation is authorized to issue is: 1,000.

3.	The street and mailing address of the initial registered office of the corporation is: 150 Fayetteville Street, Box 1011, Raleigh, Wake County, North Carolina 27601.

4.	The name of the initial registered agent is: National Registered Agents, Inc.

5.	The street and mailing address of the initial principal office of the corporation is: 5008 Airport Road, NW, Roanoke, Virginia 24012.

6.	The Board of Directors of the corporation shall have the power to adopt, amend or repeal the Bylaws of the corporation.

7.

To the fullest extent then permitted by the North Carolina Business Corporation Act as it may be amended from time to time, any action that is required or permitted to be taken at a meeting of the shareholders may be taken by written consent without a meeting and without prior notice by shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted, except that, in accordance with Section 55-7-04(al) of the General Statutes of North Carolina, the action of election of directors at the annual meeting may be taken without a meeting only by all the shareholders entitled to vote on such action. Such signed and dated written consent must be filed with the Secretary of the corporation to be kept in the corporate minute book, whether done before or after the action so taken, but in no event later than 60 days after the earliest-dated consent delivered in accordance with this article. Delivery made to the Secretary of the corporation shall be by hand or by certified or registered mail, return receipt requested. When corporate action is taken without a meeting by less than unanimous written consent, notice shall be given to those shareholders who have not consented in writing within 10 days after such action is taken. A shareholders’ consent to action taken without a meeting may be in electronic form and delivered by electronic means.

Notwithstanding the provisions of Section 55-7-04(d) of the General Statutes of North Carolina, the Company is not required to give the shareholders written notice of any proposed action at least 10 days before such action is taken in the event that shareholder approval is required for (i) an amendment to the articles of incorporation; (ii) a plan of merger or share exchange; (iii) a plan of conversion; (iv) the sale, lease, exchange, or other disposition of all, or substantially all, of the Company’ s property; or (v) a proposal for dissolution; in each case if such approval is to be obtained through action without a meeting.

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C201400200188

8.

To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, no person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director. No amendment or repeal of this article, nor the adoption of any provision to these Articles of incorporation inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption.

9.

The provisions of the North Carolina Business Corporation Act entitled “The North Carolina Shareholder Protection Act” and “The North Carolina Control Share Acquisition Act” shall not be applicable to the corporation.

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NORTH CAROLINA Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

CHANGE OF REGISTERED OFFICE AND/OR REGISTERED AGENT OF

GENERAL PARTS INTERNATIONAL, INC.

the original of which was filed in this office on the 14th day of September, 2016.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 13th day of April. 2020

/s/ Elaine F. Marshall

Scan to verify on line.

Certification# 107073868-1 Reference# 16113212- Page: 1 of 3	Secretary of State
Verify this certificate online at http://www.sosnc.gov/verification

STATE OF NORTH CAROLINA Department of the Secretary of State	SOSID: 0743187 Date Filed: 9/14/2016 Elaine F. Marshall North Carolina Secretary of State C2016 258 07412

AGENT’S STATEMENT OF CHANGE OF REGISTERED OFFICE ADDRESS

Pursuant to §55D-31 of the General Statutes of North Carolina, the undersigned submits the following for the purpose of changing the address of the registered office in the State of North Carolina of the entity named below :

1.	The name of the entity is: General Parts International, Inc.

Entity Type: Business Corporation

2.	The street address and county of the current registered office of the entity is:

Number and Street: 150 Fayetteville Street, Box 1011

City, State, Zip Code: Raleigh, NC 27601                            County: Wake

3	The mailing address if different from the street address of the current registered office is:

4.	The street address and county of the new registered office of the entity is:

Number and Street: 160 MINE LAKE CT STE 200

City, State, Zip Code: RALEIGH, NC 27615-6417                             County: Wake

5.	The mailing address if different from the street address of the new registered office is:

6.	The name of the current registered agent is: National Registered Agents, Inc.

7.	The address of the entity’s registered office and the address of the business office of its registered agent, as changed, will be identical.

8.	The undersigned certifies that the entity has been notified in writing of the change of address of the business office of the registered agent.

9.	This statement will be effective upon , unless a date and/or time is specified:September 14, 2016

This is the 9th day of September                , 2016.

National Registered Agents, Inc.
(Name of Entity)

/s/Kathleen Fritz
(Signature)

Kathleen Fritz, VP
(Type or Print Name and Title)

Notes: Filing Fee is $5.00. One executed statement must be filed with the Secretary of State.

Corporations Division	P.O. Box 29622	Raleigh, NC 27626-0622
(Revised January 2002)		(Form BE-12)

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